TERAPHYSICS CORPORATION

BYLAWS

62193

TERAPHYSICS CORPORATION

TABLE OF CONTENTS

PAGE

ARTICLE I -  Offices

Section 1. Registered Office

1

Section 2. Other Offices

1

ARTICLE II - Meeting of Stockholders

1

Section 1.  Annual Meetings

1

Section 2. Special Meetings

1

Section 3. Place

1

Section 4. Notice of Meetings

2

Section 5. Quorum

3

Section 6. Voting

3

Section 7. Organization of Meetings

4

Section 8. Conduct of Meetings

4

Section 9. Inspectors of Election

5

Section 10. Action by Consent

5

ARTICLE III- Directors

6

Section 1. Number

6

Section 2. Election of Directors

6

Section 3. Nominations

6

Section 4. Term of Office; Vacancies

7

Section 5. Resignations

7

Section 6. Removal

8

Section 7. Committee

8

Section 8. Meetings

8

Section 9. Quorum

8

Section 10. Compensation

9

Section 11. Action Without Meeting

9

ARTICLE IV- Officers…….

9

Section 1. Election; Qualifications

9

Section 2. Term of Office; Vacancies

9

Section 3. Removal; Resignation

9

Section 4. Powers and Duties of Officers

10

Section 5. Shares of Other Corporations

10

Section 6. Delegation

10

ARTICLE V-  Transfer Restrictions

i

62193

ARTICLE VI-  Depositories, Contracts and other Instruments

 Section 1. Depositories

11

 Section 2. Execution of Instruments Generally

11

 Section 3. Stock Owned by the Corporation

11

ARTICLE VII- Shares and their Transfer…………………………………………………..11

 Section 1. Certificate for Shares

11

 Section 2. Lost, Destroyed and Mutilated Certificates

12

 Section 3. Transfers of Shares

12

 Section 4. Regulations

12

ARTICLE VIII-Limited Liability; Indemnification

13

 Section 1. Limited Liability of Directors

13

 Section 2. Indemnification and Insurance

13 – 15

ARTICLE IX-

 Miscellaneous

15

 Section 1. Certificates of Stock

15

 Section 2. Lost Certificates

15

 Section 3. Transfer of Shares

15

 Section 4. Stockholders Record Date

15

 Section 5. Dividends

16

 Section 6. Seal

16

 Section 7. Fiscal Year

16

 Section 8. Notice and Waiver of Notice

16

ARTICLE VII- Amendments

62193

TERAPHYSICS CORPORATION

BYLAWS

ARTICLE I

OFFICES

SECTION 1.  Registered Office. The registered office of Teraphysics Corporation, a Delaware corporation (the “Corporation”), shall be located at Corporate Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware.  The name of its registered agent at that address is The Corporation Trust Corporation.

SECTION 2.  Other Offices.  The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.  Annual Meetings.  Each annual meeting of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such a time, date and place as the Board of Directors may determine by resolution.  At each annual meeting, the stockholders entitled to vote shall elect directors by a plurality vote, and stockholders may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.  Special Meetings.  Except as provided in the Amended and Restated Certificate of Incorporation, special meetings of the stockholders may be called only on the order of the Chairman of the Board or the Board of Directors and shall be held at such date and time as may be specified in the notice. The business permitted to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified in the notice.

SECTION 3.  Place.  All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated

1

62193

in the notice of the meeting. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to the guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

SECTION 4.  Notice of Meetings.  Notice of each meeting of the stockholders shall be given by the Corporation either personally or by mail or other lawful means to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting.  The notice shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder's address as it appears on the books of the Corporation. Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.

Other business may be transacted at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the sponsoring stockholder: (a) not less than ninety (90) nor more than one hundred twenty days (120) before the date designated for the annual meeting or, if such date has not been designated at least one hundred five days (105) in advance, then not more than fifteen (15) days after such designation, a written notice setting forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder's notice, and (iv) any material interest of the stockholder in such proposal, and (b) not more than ten (10) days after receipt by the sponsoring stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require.  For purposes of this Section 4, the date designated for the annual meeting for any year shall be date established by the Corporation for such meeting and disclosed in a Schedule 14A, Form 8-K or periodic report filed by the Corporation with the U.S. Securities and Exchange Commission (each an "SEC Filing"), or if the Corporation has not yet established and disclosed a date for such annual meeting, the date on which the Corporation expects to hold such annual meeting, as disclosed by the Corporation in an SEC filing.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 4 of Article II.  The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any business so determined to be not properly brought before the meeting shall not be transacted.

Candidates for election to the Board of Directors of the Corporation (other than nominees proposed by the Board of Directors) may be nominated at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the nominating stockholder: (a) not less than ninety (90) nor more than one hundred twenty days (120) before the date designated for the annual meeting or, if such date has not been designated at least one hundred five (105) days in advance, then not more than fifteen (15) days after such designation, a written notice setting forth (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if such Regulation 14A were applicable (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) or any successor regulation or statute, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder's notice, and (b) not more than ten (10) days after receipt by the nominating stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require.

Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a Director except in accordance with the provisions of this Section 4 of Article II.  The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 4 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any such defective nomination shall be disregarded.

SECTION 5.  Quorum.  Except as otherwise required by law, by the Amended and Restated Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding shares of capital stock constituting a majority in voting power of capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders.  In case a quorum shall not be present at any meeting, the chairman of the meeting or holders of a majority in voting power of the outstanding stock present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof and the means of remote communication, if any, by which stockholders may be deemed present in person at such adjourned meeting.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 6.  Voting.  Each stockholder entitled to vote in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Corporation and these Bylaws may vote in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact.  Any such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. If a quorum is present, the affirmative vote of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon at a meeting of the stockholders shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws.

The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7.  Organization of Meetings.  At every meeting of stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, or, in the absence of any thereof, a chairman chosen by the stockholders, shall act as chairman of the meeting, and the Secretary, or in his or her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as Secretary.

SECTION 8.  Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 9.  Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall: (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 10.  Action by Consent.  Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without such annual or special meeting if a written consent thereto is signed by stockholders holding a majority of the shares outstanding and such written consent is filed with the minutes of proceedings of the stockholders.

ARTICLE III

DIRECTORS

SECTION 1.  Number.  Subject to the provisions of the Amended and Restated Certificate of Incorporation, the number of Directors of the Corporation shall be fixed from time to time by resolution adopted by affirmative vote of a majority of such Directors then in office.

SECTION 2.  Election of Directors. At each meeting of the stockholders for the election of directors, the persons receiving the greatest number of votes shall be the directors. Directors need not be stockholders.

SECTION 3.  Nominations.

(a)  Nomination of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders. However, nominations other than those made by the Board of Directors or its designated committee must comply with the procedures set forth in this Section 3, and no person shall be eligible for election as a director unless nominated in accordance with the terms of this Section 3.

(b) Notice of nominations which are proposed by the Board of Directors shall be given on behalf of the Board of Directors by the chairman of the meeting.

(c) In order to properly submit nominations of a person or persons for election as director(s), a stockholder must give timely notice in writing to the Secretary of the Corporation. To be considered timely, a stockholder's notice must be delivered either in person or by first class United States mail, postage prepaid, and received at the principal executive offices of the Corporation not less than (a) ninety (90) days nor more than one hundred twenty (120) days (except that if a different period of time is required by any law, regulation or rule applicable to the Corporation, then such different period of time shall control) before the first anniversary date of the Corporation's proxy statement (if no proxy is required then notice of meeting) in connection with the last annual meeting of stockholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement (if no proxy statement is required then notice of meeting), not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting.

(d) A stockholder may nominate a person or persons for election to the Board of Directors by giving written notice to the Secretary of the Corporation in accordance with the procedures set forth above. In addition to the timeliness requirements set forth above for notice to the Corporation by a stockholder, with respect to any special meeting of stockholders called for the election of directors, written notice must be delivered in the manner specified above and not later than the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders.

(e) The Secretary of the Corporation shall deliver any nominations proposed by a stockholder and received in a timely manner for review by the Board of Directors or a committee designated by the Board of Directors.

(f) A stockholder nomination of a person or persons for election to the Board of Directors must also set forth, as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and, if known, residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person; (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act (regardless of whether the Corporation is a reporting company under such Act); (v) the written consent of such person to be named in the proxy statement (if applicable) as a nominee and to serve as a director if elected; and (vi) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

(g) Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination.

(h) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

(i) Subject to the foregoing provisions of this Section 3, during any period in which the Corporation is a reporting company under the Exchange Act, a stockholder who seeks to have any proposal included in the corporation's proxy statement shall comply with the requirements of Regulation 14A under the Exchange Act and all other provisions of the Exchange Act and the rules and regulations promulgated thereunder.

SECTION 4.  Term of Office; Vacancies.  Notwithstanding any of the foregoing provisions of this Article III, each Director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.  Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of Directors of any class, such vacancy shall be filled by action of a majority of the Directors in office.  A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected.

SECTION 5. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.  Removal.  Directors of the Corporation shall only be removed by the stockholders for cause. “Cause” for the removal of a director by the stockholders shall exist only upon the occurrence of one (1) of the following events: (1) the conviction of the director of a felony; or (2) a finding by a court of law that the director has been or is guilty of negligence or misconduct in the performance of his duties as a director of the Corporation.  A majority of the Directors may remove a Director as permitted by the Section 141 of the Delaware General Corporation Law.

SECTION 7.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 8.  Meetings.  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.  special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President, and shall be called by the Secretary on the written request of a majority of the directors then in office, on at least twenty-four (24) hours' notice to each director (except that notice to any director may be waived in writing or by electronic transmission by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.

Unless otherwise restricted by the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9.  Quorum.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice need be given other than by announcement of the time, place, if any, thereof and the means of remote communication, if any, by which the Directors may be deemed present in person or at such adjourned meeting.  The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless applicable law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws shall require the vote of a greater number.

SECTION 10.  Compensation.  The directors shall receive such compensation for their services as may be prescribed by the Board of Directors. Expenses for attendance at meetings of the Board of Directors and committees of the Board of Directors may be reimbursed for all members of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing in accordance with applicable law.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE IV

OFFICERS

SECTION 1.  Election; Qualifications.  As soon as practicable after each annual meeting of stockholders, if in the judgment of the Board of Directors such officers are needed, the Board of Directors may elect or appoint a Chairman of the Board, one or more Vice Chairmen, a Chief Executive Officer,  a President, a Chief Operating Officer, one or more Vice Presidents, including an Executive Vice President, a Secretary, a Chief Financial Officer, a Treasurer, and such other officers, including assistant officers, as the Board of Directors may from time to time deem advisable.  No officer need be a director of the Corporation.  Any two or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 2.  Term of Office; Vacancies.  All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders.  Each officer shall hold office for such term, and until his or her successor has been elected or appointed and qualified unless he or she shall earlier resign, die, or be removed.  Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

SECTION 3.  Removal; Resignation.  Any officer may be removed by the Board of Directors with or without cause.  Any officer may resign his or her office at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

SECTION 4.  Powers and Duties of Officers.  Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to the respective offices as well as such powers and duties as may be set forth in these Bylaws or may from time to time be specifically conferred or imposed by the Board of Directors.

SECTION 5.  Shares of Other Corporations.  Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, Secretary or such other person as the Board of Directors may authorize from time to time.

SECTION 6.  Delegation.  In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

ARTICLE V

TRANSFER RESTRICTIONS

Any direct or indirect sale, transfer, assignment, pledge, hypothecation or other encumbrance or disposition (a “Transfer”) of legal or beneficial ownership of any stock heretofore or hereafter issued and sold by the Corporation pursuant to an appropriate exemption such as Rule 144A or a registration under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), may be made only (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to a transaction that is exempt from, or not subject to, the registration requirements of the Securities Act.  Neither the Corporation nor any employee or agent of the Corporation shall record any Transfer prohibited by the preceding sentence, and the purported transferee of such a prohibited Transfer (the “Purported Transferee”) shall not be recognized as a security holder of the Corporation for any purpose whatsoever in respect of the security or securities that are the subject of the prohibited Transfer.  The Purported Transferee shall not be entitled, with respect to such securities, to any rights of a security holder of the Corporation, including without limitation, in the case of securities that are Common Stock, the right to vote such Common Stock or to receive dividends or distributions in respect thereof, if any.  All certificates representing securities subject to the transfer restrictions set forth in this Article V shall bear a legend to the effect that the securities represented by such certificates are subject to such restrictions, unless and until the Corporation determines in its sole discretion that such legend may be removed consistent with applicable law.

ARTICLE VI

DEPOSITORIES, CONTRACTS AND OTHER INSTRUMENTS

SECTION 1. Depositories. The Chairman of the Board, the President, the Treasurer and any Vice-President of the Corporation whom the Board of Directors authorizes to designate depositories for the funds of the Corporation are each authorized to designate depositories for the funds of the Corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board of Directors or by the Chairman of the Board, the President, the Treasurer, or any Vice-President of the Corporation, shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

SECTION 2. Execution of Instruments Generally. In addition to the powers conferred upon the Chairman of the Board in Section 4.01 and except as otherwise provided in Section 6.01 of this Article VI, all contracts and other instruments entered into in the ordinary course of business requiring execution by the Corporation may be executed and delivered by the President, the Treasurer or any Vice President, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized to do so by the Board of Directors.

SECTION 3. Stock Owned by the Corporation. Unless otherwise ordered by the Board of Directors, each of the President and any Vice President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other Corporations which the Corporation may own, which may be held in the Corporation's name or as to which the Corporation may otherwise have the right to vote, act or consent.

ARTICLE VII

SHARES AND THEIR TRANSFER

SECTION 1. Certificate for Shares. Every owner of one or more shares in the Corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares in the Corporation owned by him. When such certificate is counter-signed by an incorporated transfer agent or registrar, the signature of any of said officers may be facsimile, engraved, stamped or printed. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. A record shall be kept of the name of the person, firm or Corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled.

SECTION 2.  Lost, Destroyed, and Mutilated Certficates. If any certificates for shares in this Corporation become worn, defaced or mutilated but are still substantially intact and recognizable, the directors or authorized officers, upon production and surrender thereof, shall order the same canceled and shall issue a new certificate in lieu of same. The holder of any shares in the Corporation shall immediately notify the Corporation if a certificate therefore shall be lost, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed, or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed or mutilated beyond recognition, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Delaware in such case made and provided.

SECTION 3. Transfers of Shares. Transfers of shares in the Corporation shall be made (in accordance with the Certificate of Incorporation) only on the books of the Corporation by the registered holder thereof, his legal guardian, executor or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. Unless otherwise stated in the Certificate of Incorporation, the person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 4.  Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws concerning the issue, transfer, and registration of certificates for shares in the Corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

SECTION 1.  Limited Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except, if required by Delaware law, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of Delaware law; or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Section shall eliminate or reduce the effect of this Section in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section would accrue or arise, prior to such amendment or repeal.

SECTION 2.  Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director of officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such Proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within twenty (20) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent Delaware law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty (30) calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in Delaware law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

(e) Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

SECTION 1.  Certificates of Stock.  A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

SECTION 2.  Lost Certificates.  A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3.  Transfer of Shares.  The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.  Stockholders Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action.  If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.  Dividends.  Subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate.  Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

SECTION 6.

Seal.  The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

SECTION 7.  Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each year unless otherwise determined by resolution of the Board of Directors.

SECTION 8.  Notice and Waiver of Notice.  Whenever any notice is required to be given under these Bylaws, personal notice is not required (except in the case of notices pursuant to Article III, Section 3), and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing.  Notwithstanding the foregoing, notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.  Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Amended and Restated Certificate of Incorporation of the Corporation or of these Bylaws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated thereon, shall be deemed equivalent to such required notice.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by unanimous consent in lieu of a meeting.

2

62193